Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Veraz Networks, Inc.:
We consent to the use of our form of report included herein and to the reference to our firm under the heading “experts” in the prospectus.
Our form of report on consolidated financial statements dated March 1, 2007 refers to accounting changes as a result of the adoption of Statement of Financial Accounting Standard No. 123 (revised 2004), Share-Based Payment.
/s/ KPMG LLP

Mountain View, California
March 19, 2007